UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No.1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 27, 2022

Assure Holdings Corp.

(Exact name of registrant as specified in its charter)

Nevada	001-40785	82-2726719
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7887 East Belleview Avenue, Suite 500 Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 720-287-3093

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IONM	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note:  Assure Holdings Corp. (the “Company”) is filing this Amendment No. 1 to its Current Report on Form 8-K (the “Original Report”) as filed with the Commission on November 1, 2022, to correct the Exhibit number for the resignation letter of Mr. Parsons, which was inadvertently filed under the wrong Exhibit number due to a clerical error. Except for the correction of the Exhibit number, there are no other amendments, changes or updates to the Original Report as filed.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2022, the Board of Directors (the “Board”) of Assure Holdings Corp. (the “Company”) received and accepted the resignation of Preston Parsons as a director on the Board, effective immediately. Mr. Parsons’ resignation was as a result of a disagreement between Mr. Parsons and the Company, including its management and independent directors. Mr. Parsons did not hold any position on any committees of the Board.

On August 31, 2022, at a meeting of the Nomination and Corporate Governance Committee (the “Committee”) of the Board of the Company, the Committee reviewed certain personal financial news from Mr. Parsons. The Committee concluded that Mr. Parsons’ actions in combination with several previously considered past actions gave rise to the appearance of a lack of judgment and raised doubts regarding Mr. Parsons’ ability to continue to act in the best interests of the Company and in accordance with the Company’s Code of Business Conduct and Ethics (the “Code”). Therefore, the Committee requested that Mr. Parsons resign from the Board immediately. At that time, Mr. Parsons declined to resign from the Board.

On October 18, 2022, the Committee reviewed certain alleged violations of the Code by Mr. Parsons, regarding unauthorized and unsolicited communications with a stockholder of the Company. On October 19, 2022, the Committee delivered a letter to Mr. Parsons detailing the violations of the Code as determined in the judgment of the Committee and requested that Mr. Parsons resign from the Board immediately.  Mr. Parsons did not respond to that request or to the Committee’s letter.

Subsequently, on October 27, 2022, Mr. Parsons delivered a letter of resignation.  As indicated in the letter which is attached hereto as Exhibit 17.1, Mr. Parsons stated that he is resigning because he disagrees with the course of management of the Company and his beliefs regarding actions that should be taken in relation thereto.

The Company’s management and the Board disagree with the commentary and accusations included in Mr. Parsons resignation letter. The Company believes that Mr. Parsons statements are self-serving to cover for the list of actions he has taken for his own personal benefit to the detriment of the Company, including, but not limited to, those actions that resulted in him repaying millions of dollars owed to the Company, surrendering shares back to the Company and resigning as Chief Executive Officer of the Company in 2018 and the above described actions which resulted in the independent members of the Committee seeking his resignation from the Board twice this year.

Item 9.01  Exhibits

Exhibit No.Name

17.1Resignation Letter of Preston Parsons

104Cover Page Interactive Data File (formatted in Inline XBRL and included as Exhibit 101).

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SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASSURE HOLDINGS CORP.

Date: November 2, 2022	By:	/s/ John Price
	Name:	John Price
	Title:	Chief Financial Officer